EXHIBIT 10.44

AMENDMENT TO EMPLOYMENT AGREEMENT

          THIS AMENDMENT TO EMPLOYMENT AGREEMENT is entered into effective as of July 1, 2013, by and between Electromed, Inc. (“Employer”), and Kathleen Skarvan. (“Employee”).

          WHEREAS, Employer and Employee previously entered into an Employment Agreement dated effective December 1, 2012 (the “Employment Agreement”); and

          WHEREAS, Employer and Employee desire to modify and amend the Employment Agreement on the terms and conditions set forth in this Amendment to Employment Agreement (the “Amendment”).

          NOW, THEREFORE, in consideration of the foregoing recitals, Employee’s continued employment, the compensation Employee will receive in connection with such continued employment, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to modify and amend the Employment Agreement as follows:

          1.          Paragraph 2 of the Employment Agreement is hereby deleted and replaced with the following:

                       “Term of Employment. The term of the Employee’s employment hereunder shall commence on the Effective Date of this Agreement and shall continue thereafter through the last day of fiscal year 2014 (“Initial Term”), unless terminated earlier in accordance with Paragraph 4 of this Agreement. The term of this Agreement and the Employee’s employment hereunder shall automatically renew for successive fiscal year periods beyond the expiration of the Initial Term (the “Renewal Term”), unless at least ninety (90) days prior to the expiration of the Initial Term or any Renewal Term either party hereto gives written notice to the other party that it does not intend to renew this Agreement for the coming year. During the Initial Term or any Renewal Term, this Agreement may be terminated pursuant to the terms of Paragraph 4 of this Agreement.”

          2.          Paragraph 3.1 of the Employment Agreement is hereby deleted and replaced with the following:

                       “Base Salary. As of the Effective Date, the Corporation agrees to pay the Employee an annualized base salary of $210,000.00 for the fiscal year ending June 30, 2014, which amount shall be earned by the Employee on a pro rata basis as the Employee performs services and which shall be paid according to the Corporation’s normal payroll practices. The Board of Directors acting reasonably shall annually review and determine the amount of Base Salary payable pursuant to this Paragraph 3.1.”

          3.          The following paragraph is hereby added to Paragraph 3.2 of the Employment Agreement:

                       “Non-Equity Incentive Compensation. For the fiscal year ending June 30, 2014, Employee shall receive a bonus in the maximum aggregate amount of 30% of the base salary set forth in Paragraph 3.1 only if she achieves the goals and milestones set forth in the Fiscal 2014 Officer Bonus Plan, as such goals have been determined by, and as achievement against such goals will be evaluated by, the Personnel and Compensation Committee of the Board of Directors. Future Non-Equity Incentive Compensation will be determined by the Personnel and Compensation Committee or the Board of Directors in their discretion. If a bonus is earned in accordance with this Paragraph 3.2, it will be paid to Employee by the Corporation by December 31, 2014 regardless of whether she is employed by the Corporation on the date payable.”

          4.          The following paragraph is hereby added to Paragraph 3.3 of the Employment Agreement:

                       “Stock Option. On the Effective Date, or if the Effective Date is not a business day on which stocks listed on the NYSE MKT national exchange are trading, the first such business day following the Effective Date, Employee shall be granted a non-qualified stock option to purchase 15,000 shares of the Corporation’s common stock pursuant to the Corporation’s 2012 Stock Incentive Plan. The option shall have an exercise price equal to the fair market value of the Corporation’s common stock on the date of the grant, shall have a 10-year term, and shall vest as to 5,000 shares on the last day of each of the Corporation’s fiscal years ending June 30, 2014, 2015 and 2016. The remaining terms of the option will be governed by the 2012 Stock Incentive Plan and the non-qualified stock option agreement to be executed by the Corporation and the Employee on or about the date of grant.”

          5.          Employee acknowledges that Employee agrees to the terms of this Amendment and has entered into this Amendment voluntarily, understanding that she had no obligation to do so and could choose to end her employment with the Employer pursuant to the provisions of the Employment Agreement.

          6.          This Amendment may not be amended or modified except by a writing signed by both parties.

          7.          Except as modified by this Amendment, the Employment Agreement shall continue in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

Date:	July 1, 2013	ELECTROMED, INC.

		By	/s/ Stephen Craney
Its: Chairman

Date:	July 2, 2013	EMPLOYEE

/s/ Kathleen Skarvan
Kathleen Skarvan